                                                                    EXHIBIT 99.1

                      SUMMARY CONSOLIDATED FINANCIAL DATA

The following table presents summary consolidated financial data for the years ended December 31, 2002, 2001 and 2000 and the six months ended June 30, 2003 and 2002. We have derived the financial data as of and for the years ended December 31, 2002, 2001 and 2000 from our audited consolidated financial statements for such periods and the financial data for the six months ended June 30, 2003 and 2002 from our unaudited condensed consolidated financial statements for such periods. We have prepared our unaudited condensed consolidated financial statements on a basis consistent with our audited condensed consolidated financial statements. In the opinion of our management, our unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring accruals, necessary for a fair presentation of those statements. The results for any interim period are not necessarily indicative of the results for a full fiscal year. The data below should be read in conjunction with, and is qualified in its entirety by reference to, our consolidated financial statements and the notes to those financial statements incorporated by reference into this offering memorandum.

------------------------------------------------------------------------------------------------------------------------
                                                     SIX MONTHS ENDED JUNE 30,                   YEAR ENDED DECEMBER 31,
                                                     -------------------------   ---------------------------------------
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)             2003          2002          2002          2001          2000
------------------------------------------------------------------------------------------------------------------------
                                                            (UNAUDITED)
STATEMENT OF OPERATIONS INFORMATION:
Commissions and fees...............................  $   617,589   $   575,663   $ 1,199,708   $ 1,217,013   $ 1,247,448
Expenses:
  Salaries and employee related expenses...........      412,861       383,154       780,882       801,512       799,956
  Office and general expenses......................      180,562       172,642       366,076       395,251       382,556
                                                     -------------------------------------------------------------------
                                                         593,423       555,796     1,146,958     1,196,763     1,182,512
                                                     -------------------------------------------------------------------
Operating income...................................       24,166        19,867        52,750        20,250        64,936
    Interest expense...............................       (7,370)       (7,700)      (15,735)      (15,519)      (15,100)
    Interest income................................        3,371         2,302         5,642        12,282        14,526
    Other income (expense)--net....................        3,073           535           315       (21,129)      (10,138)
                                                     -------------------------------------------------------------------
Income (loss) of consolidated companies before
  taxes on income..................................       23,240        15,004        42,972        (4,116)       54,224
Provision for taxes on income......................       11,388         7,127        21,529        14,087        29,752
                                                     -------------------------------------------------------------------
Income (loss) of consolidated companies............       11,852         7,877        21,443       (18,203)       24,472
Minority interest applicable to consolidated
  companies........................................       (2,452)       (2,651)       (4,005)       (5,034)       (6,385)
Equity in earnings (loss) of non-consolidated
  affiliated companies.............................          415           758           817        (1,191)        1,317
                                                     -------------------------------------------------------------------
Net income (loss)..................................  $     9,815   $     5,984   $    18,255   $   (24,428)  $    19,404
                                                     ===================================================================
Earnings (loss) per common share
        Basic......................................  $      6.73   $      4.46   $     13.28   $    (18.46)  $     15.70
        Diluted....................................  $      6.19   $      4.08   $     12.08   $    (18.46)  $     14.41
BALANCE SHEET DATA (AT PERIOD END):
Cash and cash equivalents..........................  $   224,481   $   247,846   $   351,006   $   276,602   $   309,750
Total assets.......................................  $ 2,042,418   $ 1,991,810   $ 2,073,839   $ 1,899,806   $ 1,989,320
Long-term obligations:
Long-term debt.....................................  $   128,025   $   128,025   $   128,025   $   128,025   $   128,025
Other liabilities--including deferred
  compensation.....................................  $    68,354   $    75,896   $    78,900   $   102,141   $    99,597

For the year ended December 31, 2002 and the twelve months ended June 30, 2003, our earnings before interest, taxes, depreciation and amortization ("EBITDA") were approximately $96.9 million and $105.2 million, respectively. Our management believes that EBITDA is a useful measure for investors to consider, in conjunction with net income and other GAAP measures, in evaluating us, because it is a commonly used tool by us, investors and others in evaluating our operating performance.

EBITDA should be examined in conjunction with net income as shown in the summary consolidated financial data table above. EBITDA is not a measure determined in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our performance, or as an alternative to cash flows from operating activities (determined in accordance with GAAP) as a measure of our liquidity. EBITDA is not indicative of funds available to fund our cash needs or available for distribution to shareholders. It should be noted that our manner of calculating EBITDA may differ from the calculations of similarly-titled measures by other companies. The table below sets forth a reconciliation of net income to EBITDA.

---------------------------------------------------------------------------------------------------
                                                                     YEAR ENDED       TWELVE MONTHS
                                                                   DECEMBER 31,      ENDED JUNE 30,
                                                              -----------------   -----------------
(IN THOUSANDS)                                                             2002                2003
---------------------------------------------------------------------------------------------------
                                                                                         (unaudited)
Net income..................................................  $          18,255   $          22,086
Interest expense............................................             15,735              15,405
Taxes.......................................................             21,529              25,790
Depreciation................................................             41,430              41,891
Amortization................................................                 --                  --
                                                              -----------------   -----------------
EBITDA......................................................  $          96,949   $         105,172
                                                              =================   =================
---------------------------------------------------------------------------------------------------

                                  RISK FACTORS

You should carefully consider the risks described below and all other information contained in this offering memorandum before making an investment decision. If any of the following risks, as well as other risks and uncertainties that are not yet identified or that we currently think are not material, actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that event, the value of the debentures or our common stock could decline, and you may lose part or all of your investment.

RISKS RELATING TO OUR BUSINESS

WE MAY HAVE DIFFICULTY COMPETING IN THE HIGHLY COMPETITIVE MARKETING AND COMMUNICATIONS INDUSTRY.

The advertising and other marketing communications and marketing services businesses are highly competitive. Our principal competitors in the advertising, direct marketing and perception management and public relations businesses are large multinational marketing and communications companies, as well as numerous smaller agencies that operate only in the United States or in one or more countries or local markets. We must compete with these other companies and agencies, several of which may have greater financial resources than we do and may be less leveraged than we are, to maintain existing client relationships and to obtain new clients and assignments.

Many of our clients and the clients of our competitors are served by a number of other agencies within the marketing and communications industry. In many cases, clients' policies on conflicts of interest or desires to be served by multiple agencies result in one or more global agency networks representing a client only for a portion of its marketing and communications needs or only in particular geographic areas. In addition, the ability of agencies within marketing and communications organizations to acquire new clients or additional assignments from existing clients may be limited by the conflicts policy followed by many clients. We have arrangements with a number of our clients that restrict our ability to provide services to their competitors based on their conflicts policies. We have in the past been, and may in the future be, unable to take on new clients because such opportunities would require us to provide services to direct competitors of our existing clients. Our principal international competitors are global advertising agency networks, which are owned by holding companies, and separate agency networks within these holding companies may be able to perform services for competing products or for products of competing companies. If we fail to maintain existing clients or attract new clients, our business may be adversely impacted.

In addition, from time to time, large multinational companies will seek to consolidate their accounts with one organization that can fulfill their marketing and communications needs worldwide. This trend towards consolidation of global accounts requires companies seeking to compete effectively in the international marketing and communications industry to make significant investments. We may not continue to benefit from this trend towards consolidation of global accounts.

Finally, our industry experiences significant pricing competition. Should our industry experience further pricing competition, we may be unable to effectively compete with some of our competitors, whose financial position may make them better equipped to compete in such an environment. Competitive pressures may also require us to lower our prices for our services.

Unless we are able to attract additional business, lowering our prices could have a material impact on our revenue and result of operations.

IF WE WERE TO LOSE ANY OF OUR LARGER CLIENTS OR IF OUR LARGE CLIENTS WERE TO SIGNIFICANTLY REDUCE THEIR MARKETING AND COMMUNICATIONS BUDGETS, OUR RESULTS OF OPERATIONS COULD BE SIGNIFICANTLY HARMED.

The loss of one or more of our larger clients could weaken our financial condition and cause our business and results of operations to suffer. The Procter & Gamble Company, our largest client, represented approximately 10% of our consolidated income from fees and commissions in 2002. Our clients generally are able to reduce marketing and communications spending or cancel projects at any time for any reason, and may not continue to use our services to the same extent, or at all, in the future. The loss of substantial business from Procter & Gamble or our other large clients would likely have an adverse effect on our future operating results. In addition, a significant delay or reduction in the budgets of any of our larger clients could weaken our financial condition and cause our business and results of operations to suffer. Historically, during periods with adverse economic conditions, our clients have cut their costs by reducing their marketing and communications budgets. We cannot assure you that we will retain Procter & Gamble or our other large clients or that they will not significantly delay or reduce their marketing and communications spending.

WE MAY BE UNABLE TO COLLECT BALANCES DUE FROM ANY CLIENT THAT FILES FOR BANKRUPTCY OR BECOMES INSOLVENT. WE COMMIT TO MEDIA AND PRODUCTION PURCHASES ON BEHALF OF OUR CLIENTS, AND MAY BE OBLIGATED TO PAY FOR THESE COMMITTED PURCHASES ON THEIR BEHALF.

We generally provide advertising and communications services to our clients in advance of our receipt of payment. In addition, we commit to media and production purchases on behalf of certain of our clients in certain markets. If one or more of our clients files for bankruptcy, or becomes insolvent or otherwise is unable to pay for the services we provide, we may be unable to collect balances due to us on a timely basis or at all. In addition, in that event, media companies may look to us to pay for media purchases to which we committed on behalf of these clients.

OUR COMPETITIVE POSITION DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL.

Our ability to maintain our competitive position depends on retaining the services of our senior management and our creative, media and account personnel and practice group specialists, and their relationships with our clients. In particular, the loss of the services of key members of senior management could harm our business and results of operations. We currently have employment agreements with Edward H. Meyer, age 76, our president and chief executive officer, and Steven G. Felsher, our vice chairman, chief financial officer, secretary and treasurer. Mr. Meyer's employment agreement expires in December 2004. Mr. Felsher's employment agreement expires in July 2005, but will automatically be extended for one additional year unless notice is given by us or Mr. Felsher that the agreement will not be extended. Although we have employment agreements with some of our senior operating managers, employees generally are not subject to employment contracts and are, therefore, typically able to move within the industry with relative ease. If we were unable to continue to attract and retain additional key personnel, or if we were unable to retain and motivate our existing key personnel, we may not be able to compete effectively.

WE MAY BE ADVERSELY AFFECTED BY GLOBAL ECONOMIC FLUCTUATIONS OR A DOWNTURN IN THE MARKETING AND COMMUNICATIONS INDUSTRY, WHICH IS CYCLICAL. OUR BUSINESS IS ALSO SUBJECT TO SEASONAL VARIATIONS.

The marketing and communications industry is cyclical and as a result it is subject to downturns in general economic conditions and changes in client business and marketing budgets in the global regions in which we operate. For example, in 2001, our gross income decreased 2.4% from 2000 due to a reduction in client spending principally attributable to overall economic weakness and its impact on our business. A significant economic downturn, especially in regions or industries where our operations are heavily concentrated, could have a material adverse effect on our prospects, business, financial condition and operating results. Furthermore, we may face increased pricing pressures during such periods.

In addition, our business generally has been seasonal with greater gross income earned in the second and fourth quarters, particularly the fourth quarter. As a result, cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are typically higher on our year-end balance sheet than at the end of any of the preceding three quarters.

WE ARE SUBJECT TO REGULATIONS AND ARE EXPOSED TO POTENTIAL LIABILITIES THAT COULD RESTRICT OUR ACTIVITIES OR NEGATIVELY IMPACT OUR REVENUES.

Advertising and marketing communications businesses are subject to government regulation, both domestic and foreign, relating to the truth in and fairness of advertising, labeling disclosures and warning requirements with respect to the advertising for certain products and other marketing related regulations. To ensure that our clients' communications with their customers do not violate these regulations, we must comply with Federal Trade Commission regulations governing the marketing of products and services and with similar state regulations. Representatives within government bodies, both domestic and foreign, continue to initiate proposals to ban the advertising of specific products and to impose taxes on or deny deductions for advertising, which may have an adverse effect on advertising expenditures.

In addition, from time to time, we may be, or may be joined as, a defendant in litigation brought against our clients by third parties, including our clients' competitors, governmental or regulatory bodies or consumers. These litigations could include claims alleging that:

o advertising claims made with respect to our clients' products or services are false, deceptive or misleading;

o our clients' products are defective or injurious; or

o marketing and communications materials created for our clients infringe on the proprietary rights of third parties.

If, in those circumstances, we are not insured under the terms of our insurance policies or are not indemnified under the terms of our agreements with clients or this indemnification is unavailable for these claims, then the damages, costs, expenses or attorneys' fees arising from any of these claims could have an adverse effect on our prospects, business, results of operations and financial condition. We cannot assure you that we will not be subject to claims against us or our clients by governmental agencies or that any such claims, regardless of merit, would not have a material adverse effect on our future operating performance. Although we maintain an insurance program, including insurance for advertising agency liability, this insurance may not be available, or if available may not be sufficient to cover all claims.

Finally, our failure or inability to meet a client's expectations in the performance or completion of services could injure our business reputation or result in a claim for substantial damages against us regardless of our responsibility for such failure. In addition, in the course of providing marketing communications services to our clients we may be given access to confidential or proprietary client information. Although we have implemented policies to prevent such client information from being disclosed to unauthorized parties or used inappropriately, any such unauthorized disclosure or use could result in a claim against us for substantial damages. Our contractual provisions attempting to limit such damages may not be enforceable in all instances or may otherwise fail to protect us from liability or damages, which could adversely affect our future operating performance.

WE FACE RISKS RELATING TO OUR FOREIGN OPERATIONS.

We conduct operations in countries in Europe, Central and South America, Asia, Africa and the South Pacific. For the six months ended June 30, 2003 and the years ended December 31, 2002 and 2001, approximately 55.9%, 53.7% and 55.7%, respectively, of our total commissions and fees were earned outside of North America. Such amounts are generally collected in the local currency. In addition, we generally pay operating expenses in the corresponding local currency. Fluctuations between the various local currencies in which we conduct our business and the U.S. dollar, in which we report our financial statements, can have a material adverse impact on our reported financial statements when the local currency is translated into U.S. dollars at the applicable exchange rate for inclusion in our financial statements. In addition to currency translation risk, we also incur currency transaction risk whenever we enter into a transaction using a different currency from the currency in which we receive revenues. In such instances we exchange such other currency for U.S. dollars and are therefore exposed to fluctuations between the applicable local currency and the U.S. dollar. In order to help to alleviate currency translation risk, we may enter into hedging transactions, which can lower our net income. Furthermore, since most of our indebtedness is in U.S. dollars, a strengthening of the U.S. dollar could make it more difficult for us to repay our indebtedness. Given the volatility of exchange rates, there can be no assurance that we will be able to manage our currency transaction and/or translation risks effectively, or that any volatility in currency exchange rates will not have a material adverse effect on our financial condition or results of operation.

We are also subject to taxation in foreign jurisdictions. In addition, transactions between us and our foreign subsidiaries may be subject to United States and foreign withholding taxes. Applicable tax rates in foreign jurisdictions differ from those of the United States, and change periodically. The extent, if any, to which we will receive credit in the United States for taxes we pay in foreign jurisdictions will depend upon the application of limitations set forth in the Internal Revenue Code of 1986, as well as the provisions of any tax treaties that may exist between the United States and such foreign jurisdictions.

Our current or future international operations are subject to risks relating to, and might not succeed for a number of reasons including:

o difficulties in staffing and managing foreign operations, as well as in implementing uniform cross-border information technology systems;

o operational issues such as longer customer payment cycles and greater difficulties in collecting accounts receivable;

o seasonal reductions in business activity;

o language and cultural differences;

o legal uncertainties inherent in transnational operations such as export and import regulations, tariffs and other trade barriers;

o taxation issues;

o unexpected changes in trading policies and regulatory requirements;

o issues relating to uncertainties of laws and enforcement relating to the regulation and protection of intellectual property; and

o general political and economic trends.

In addition, if we were unable to remain in compliance with local laws in countries in which we conduct business, our prospects, business and results of operations could be harmed, and our financial condition could be weakened. We conduct business in various developing countries where the systems and bodies of commercial law and trade practices are evolving. Commercial laws in many of these countries are often vague, arbitrary, contradictory, inconsistently administered and retroactively applied. Under these circumstances, it is difficult for us to determine with certainty at all times the exact requirements of these local laws.

If we are forced to discontinue certain of our international operations, we could incur material costs and our revenue and results of operations could be materially adversely affected.

EDWARD H. MEYER BENEFICIALLY OWNS A MAJORITY OF THE COMBINED VOTING POWER OF ALL CLASSES OF OUR VOTING STOCK AND THEREFORE HAS SUBSTANTIAL INFLUENCE OVER US.

As of September 30, 2003, Edward H. Meyer, our chairman, president and chief executive officer, beneficially owned approximately 18.2% of our common stock and 58.3% of our Class B common stock. As of such date, he also owned 100% of our Series I, Series II and Series III Preferred Stock. As of September 30, 2003, Mr. Meyer exercised voting power with respect to 70% of the combined voting power of all classes of our voting stock by virtue of: (i) his beneficial ownership of all of the foregoing securities; (ii) shares held pursuant to a voting trust agreement, as to which Mr. Meyer, as the trustee, exercises voting power; (iii) shares of common stock and Class B common stock held in our employee stock ownership plan as to which Mr. Meyer exercises shared voting power by virtue of his membership on the committee charged with its administration; (iv) shares of common stock and Class B common stock issuable upon conversion of our 8 1/2% Convertible Subordinated Debentures owned by Mr. Meyer after giving effect to the assumed conversion thereof; (v) shares of common stock issuable upon exercise of currently exercisable stock options owned by Mr. Meyer, and; (vi) shares of common stock issuable upon exercise of stock options that are exercisable by beneficiaries under the voting trust agreement after giving effect to the assumed exercise thereof.

As a result of Mr. Meyer's beneficial ownership of our voting stock, Mr. Meyer can elect all of the members of our board of directors. He can also exercise significant influence over our business and affairs. This includes any determination with respect to mergers or other business combinations, the acquisition or disposition of our assets, whether or not we incur indebtedness, the issuance of any additional common stock or other equity securities and the payment of dividends with respect to common stock.

In addition, Mr. Meyer may exercise his influence over us according to interests that could differ from your interests as a holder of debentures. For example, he could pursue transactions that in his judgment enhance the value of his equity investment but that may involve risks to the holders of the debentures.

WE MAY NOT BE SUCCESSFUL IN IDENTIFYING APPROPRIATE ACQUISITION CANDIDATES OR INVESTMENT OPPORTUNITIES, COMPLETING ACQUISITIONS OR INVESTMENTS ON SATISFACTORY TERMS OR INTEGRATING NEWLY ACQUIRED COMPANIES.

Our business strategy includes increasing our share of clients' marketing expenditures by adding to or enhancing our existing marketing and communications capabilities and deepening our geographic presence. We implement this strategy in part by making selective and strategic acquisitions and investments. We may not be successful in identifying appropriate acquisition candidates or investment opportunities or consummating acquisitions or investments on terms satisfactory to us. In addition, we may not be successful in integrating newly acquired companies into our existing global network. Important factors for integration include realization of anticipated synergies and cost savings and the ability to retain and attract personnel and clients. We may use common stock, incur indebtedness, which may be long-term, expend cash or use any combination of common stock, indebtedness and cash for all or part of the consideration to be paid in future acquisitions.

WE HAVE NOT DESIGNATED A SPECIFIC USE FOR THE PROCEEDS FROM OUR ISSUANCE OF THE DEBENTURES.

We expect to receive approximately $96.5 million in net proceeds from this offering (approximately $120.8 million if J.P. Morgan Securities Inc. exercises in full its option to purchase additional debentures). These net proceeds will be available for working capital and other general corporate purposes, including, among other things, potential acquisitions. As a result, holders of the debentures face the possibility that we may ultimately have a risk profile that differs materially from that which we have on the date of the offering. Holders will not have the opportunity to reassess their investment in the debentures prior to our engaging in such transactions. See "Use of proceeds."

OUR REVOLVING CREDIT FACILITY AND OUR LOAN AGREEMENTS WITH THE PRUDENTIAL INSURANCE COMPANY OF AMERICA RESTRICT OUR ABILITY TO TAKE CERTAIN CORPORATE ACTIONS, INCLUDING MAKING DIVIDEND PAYMENTS.

The current terms of our revolving credit facility and our loan agreements with The Prudential Insurance Company of America restrict our ability to (1) incur additional indebtedness, (2) declare or pay dividends or repurchase shares of our capital stock in an amount in excess of 50% of our pre-tax cash income for our immediately preceding fiscal year and (3) create or assume any lien upon any of our property or assets. They also limit the ability of our subsidiaries to incur additional indebtedness.

OUR ORGANIZATIONAL DOCUMENTS, CERTAIN AGREEMENTS AND PROVISIONS OF DELAWARE LAW MAY DELAY, DETER OR PREVENT A CHANGE IN CONTROL OF US.

Various provisions of our organizational documents, various agreements, and of the law of Delaware, where we are incorporated, may delay, deter or prevent a change in control of us not approved by our board of directors. These provisions include:

o a classified board of directors;

o cumulative voting for election of directors;
o an additional vote to be cast by the chairman of the board in case of a tie in a vote by our board of directors;
o voting rights of Mr. Edward Meyer, the holder of the Series I Preferred Stock, to elect one-fourth of our board of directors;
o limitations on the ability of stockholders to amend, alter or repeal provisions of our organizational documents;
o authorization for our board of directors to issue without stockholder approval preferred stock with such terms as our board of directors may determine;
o authorization for our board of directors to consider the interests of our clients and other customers, creditors, employees and other constituencies and our subsidiaries and the effect upon communities in which we and our subsidiaries do business, in evaluating proposed corporate transactions;
o change of control provisions contained in our employment agreement with Edward
  H. Meyer that provide that upon our change of control, Mr. Meyer may terminate his employment, in which case we will have to pay Mr. Meyer the product of his total compensation and the greater of (i) the number of years remaining in the term of his employment or (ii) the number three. Mr. Meyer will also have the right to force us to buy all of our securities held by Mr. Meyer at the market price of those securities; and
o change of control provisions contained in the voting trust agreement among us, Edward H. Meyer as trustee, and the beneficiaries named in the voting trust agreement, that provide that upon the threat of a change of control, no holder of trust shares may sell, transfer or dispose of any such shares, and no such person may withdraw any trust shares from the trust.

Section 203 of the Delaware general corporation law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock.

These provisions of our organizational documents, agreements and Delaware law, together with the control by Mr. Meyer of 70% of the combined voting power of all classes of our voting stock, could discourage potential acquisition proposals and could delay, deter or prevent a change in control of us, although a majority of our stockholders might consider these acquisition proposals, if made, to be desirable. These provisions also could make it more difficult for third parties to remove and replace the members of our board of directors. Moreover, these provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at prices above the then-current market price of our common stock, and may also inhibit increases in the market price of our common stock that could result from takeover attempts or speculation.

THE MARKET PRICE OF OUR COMMON STOCK WILL FLUCTUATE, AND COULD FLUCTUATE SIGNIFICANTLY.

The market price of our common stock will fluctuate, and could fluctuate significantly, in response to various factors and events, including the following:
o the liquidity of the market for our common stock;
o differences between our actual financial or operating results and those expected by investors and analysts;
o changes in analysts' recommendations or projections;
o changes in marketing and communications budgets of clients;
o new statutes or regulations or changes in interpretations of existing statutes and regulations affecting our business;
o changes in general economic or market conditions; and
o broad market fluctuations.

               SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

In connection with the provisions of the Private Securities Litigation Reform Act of 1995 (the Reform Act) we may include forward looking statements (as defined in the Reform Act) in oral or written public statements issued by or on behalf of us. These forward looking statements may include, among other things, plans, objectives, projections, anticipated future economic performance or assumptions and the like that are subject to risks and uncertainties. Actual results or outcomes may differ materially from those discussed in the forward looking statements. Important factors that may cause actual results to differ include, but are not limited to, the following: the unanticipated loss of a material client or key personnel, delays or reductions in client budgets, shifts in industry rates of compensation, government compliance costs or litigation, unanticipated natural disasters, terrorist attacks, war, technological developments, creditworthiness of clients and suppliers, changes in the general economic conditions that affect exchange rates, changes in interest rates and/or consumer spending either in the United States or non-United States markets in which we operate, unanticipated expenses, client preferences that can be affected by competition, and/or changes in the competitive frame, and the ability to project risk factors that may vary. The forward looking statements speak only as of the date when made. We do not undertake to update such statements.

You should carefully read the factors described in the "Risk factors" section of this offering memorandum for a description of certain risks that could, among other things, cause our actual results to differ from these forward looking statements.